UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2010 (April 12, 2010)

ABERCROMBIE & FITCH CO.
 (Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path, New Albany, Ohio	43054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 283-6500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2010, Abercrombie & Fitch Co. (the “Company”) entered into an amendment (the “Amendment”) to its employment agreement with Michael S. Jeffries, the Company’s Chairman and Chief Executive Officer. Pursuant to the Amendment, Mr. Jeffries will no longer be entitled to unlimited personal use of Company aircraft, but instead, commencing with the current fiscal year (the fiscal year ending January 29, 2011), to the extent that the aggregate incremental cost to the Company (as determined by the Company for purposes of Item 402 of SEC Regulation S-K) of Mr. Jeffries’ personal use of Company aircraft in any fiscal year exceeds $200,000, Mr. Jeffries will be required to reimburse the Company for the amount by which the aggregate incremental cost to the Company of his personal use exceeds $200,000. In addition, the Amendment eliminates Mr. Jeffries’ right to a tax gross-up payment from the Company in connection with his personal use of Company aircraft.

In consideration of Mr. Jeffries’ agreement to the $200,000 cap on the aggregate incremental cost to the Company of his personal use of Company aircraft, the Company has agreed to pay Mr. Jeffries a lump-sum cash payment of $4,000,000, less applicable withholdings for tax payments (payable upon his execution of the Amendment). However, this payment is subject to a clawback in the event that Mr. Jeffries voluntarily terminates his employment without good reason (as defined in Mr. Jeffries’ employment agreement) prior to the expiration of the term of his employment agreement (the “Term”), which Term expires on February 1, 2014. Upon any such termination, Mr. Jeffries would be required to repay a pro-rata portion of the lump-sum payment based on the ratio of the number of days remaining in the Term as of his termination date (determined in accordance with the terms of Mr. Jeffries’ employment agreement) to the number of days between the date of the Amendment and the expiration of the Term.

The foregoing summary is qualified in its entirety by reference to the complete text of the Amendment, which is incorporated herein by reference and a copy of which is included with this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(a) through (c) Not applicable.

(d) Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Amendment No. 1 to Michael S. Jeffries Employment Agreement, entered into on April 12, 2010, by and between Abercrombie & Fitch Co. and Michael S. Jeffries

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: April 13, 2010	By: /s/ David S. Cupps
David S. Cupps
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated April 13, 2010

Abercrombie & Fitch Co.

Exhibit No.	Description
10.1	Amendment No. 1 to Michael S. Jeffries Employment Agreement, entered into on April 12, 2010, by and between Abercrombie & Fitch Co. and Michael S. Jeffries